Exhibit 99.1

SYNAGEVA BIOPHARMA™ REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

LEXINGTON, Mass., May 7, 2013 — Synageva BioPharma Corp. (Synageva) (NASDAQ:GEVA), a biopharmaceutical company developing therapeutic products for rare diseases, today reported first quarter 2013 financial results and provided other general business updates.

First Quarter 2013 Financial Results

For the quarter ended March 31, 2013, Synageva reported a net loss of $14.5 million compared to a net loss of $7.4 million for the corresponding quarter of the prior year. Revenue of $5.1 million for the quarter ended March 31, 2013 consists of $1.7 million of Fuzeon royalties from Roche, as well as $3.4 million from Synageva’s collaboration agreements. Total expenses for the quarter ended March 31, 2013, including R&D, G&A, and amortization of developed technology expenses, totaled $19.7 million compared to $9.8 million for the corresponding quarter of the prior year. Non-cash stock-based compensation expense totaled $1.7 million for the quarter ended March 31, 2013, compared to $0.6 million for the corresponding quarter of the prior year. Non-cash amortization of developed technology totaled $0.7 million for the quarter ended March 31, 2013 compared to $0.7 million for the corresponding quarter of the prior year.

As of March 31, 2013, Synageva had a cash, cash equivalents and short-term investments balance of $309 million. There is no outstanding debt.

2013 Financial Outlook

Synageva reiterates its previous net operating loss guidance of between $87 million and $97 million for 2013. The net loss is primarily due to investments necessary to support global clinical development of the lead program sebelipase alfa, further development of SBC-103, expansion of the global clinical, medical affairs and commercial infrastructure, expansion of manufacturing capabilities, as well as advancement of other pipeline programs.

SBC-103 for the treatment of MPS IIIB

Synageva will initiate a natural history study of SBC-103 for Mucopolysaccharidosis IIIB (MPS IIIB), also known as Sanfilippo B syndrome, by mid-year. Natural history studies represent an important tool for understanding clinical characteristics, disease spectrum and progression in untreated patients to support the design of future clinical trials and the identification of endpoints.

In April 2013, the U.S. Food and Drug Administration (FDA) granted orphan drug designation for SBC-103 for the treatment of MPS IIIB. The FDA Office of Orphan Products Development (OOPD) advances the development of products that demonstrate promise for the treatment of rare diseases or conditions that affect fewer than 200,000 people in the U.S. The OOPD provides incentives for companies to develop products for these rare diseases, including tax credits, reduced prescription drug user fees, and U.S. market exclusivity for the product for seven years following approval.

Synageva plans to enter SBC-103 into human clinical trials for MPS IIIB during the first half of 2014.

About Synageva’s lead programs sebelipase alfa for LAL Deficiency and SBC-103 for MPS IIIB

Lysosomal acid lipase deficiency (LAL Deficiency) is a rare autosomal recessive lysosomal storage disorder (LSD) caused by a marked decrease in LAL enzyme activity. Late onset LAL Deficiency, sometimes called Cholesteryl Ester Storage Disease (CESD), is an underappreciated cause of cirrhosis and accelerated atherosclerosis in children and adults. These complications are due to the buildup of fatty material in the liver and blood vessel walls as a result of decreased LAL enzyme activity. Early onset LAL Deficiency, sometimes called Wolman disease, is the most rapidly progressive form of LAL Deficiency and is usually fatal within the first six months of life. Affected infants develop severe malabsorption, growth failure and liver failure. There are no approved therapies for LAL Deficiency.

Sebelipase alfa (SBC-102) is a recombinant form of the human LAL enzyme under development by Synageva as an enzyme replacement therapy for LAL Deficiency. Synageva is evaluating sebelipase alfa in global clinical trials for both early and late onset LAL Deficiency. Sebelipase alfa has been granted orphan designations by the U.S. Food and Drug Administration (FDA), the European Medicines Agency, and the Japanese Ministry of Health, Labour and Welfare. Additionally, sebelipase alfa received fast track designation by the FDA.

The Mucopolysaccharidoses (MPS) consist of a group of rare LSDs caused by a deficiency of enzymes needed to break down complex sugars called glycosaminoglycans. The MPS III syndromes (also known as Sanfilippo syndromes) share complications with other MPS’s but represent a clinically distinct subset of MPS’s with marked central nervous system degeneration. Mucopolysaccharidosis IIIB (MPS IIIB, also known as Sanfilippo B syndrome) is caused by a marked decrease in alpha-N-acetyl-glucosaminidase (NAGLU) enzyme activity which leads to the buildup of abnormal sugars called heparan sulfate disaccharides (HSD) in the brain and other organs. The accumulation of abnormal HSD, particularly in the central nervous system, leads to severe cognitive decline, behavioral problems, speech loss, increasing loss of mobility, and premature death. There are no approved therapies for MPS IIIB.

SBC-103 is a recombinant form of the human NAGLU enzyme under development by Synageva as an enzyme replacement therapy for MPS IIIB. Using various dosing approaches, SBC-103 reduced HSD substrate storage in the brains, liver and kidney tissues in an MPS IIIB animal model. SBC-103 has been granted orphan designation by the FDA.

About Synageva BioPharma Corp.

Synageva is a biopharmaceutical company focused on the discovery, development, and commercialization of therapeutic products for patients with life-threatening rare diseases and unmet medical need. Synageva has several protein therapeutics in its drug development pipeline.

Further information regarding Synageva BioPharma Corp. is available at www.synageva.com.

Forward-Looking Statements

This news release contains “forward-looking statements”. Such statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “intend,” “believe,” “may,” “will,” “estimate,” “forecast,” “project,” or words of similar meaning. These forward-looking statements address, among other matters, our expectations for spending related to operations and investments, our anticipation to initiate natural history studies in MPS IIIB, our ability to benefit from orphan drug designation and our plans to enter into human clinical trials for MPS IIIB. Many factors may cause actual results to differ materially from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, including our assumptions about spending levels and needs and the risks associated with transitioning from preclinical activities to human clinical trials and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2013, and other filings Synageva periodically makes with the SEC, and others of which are not known. No forward-looking statement is a guarantee of future results or events, and investors should avoid placing undue reliance on such statements. Synageva undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

“Dedicated to Rare Diseases®” is a registered trademark and “Synageva BioPharma™” is a trademark of Synageva BioPharma Corp.

Contact for Synageva:

Matthew Osborne

Tel: (781) 357-9947

matthew.osborne@synageva.com

Synageva BioPharma Corp.

Consolidated Statement of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Revenue:
Royalty revenue	$1,705	$1,449
Collaboration and license revenue	3,413	892
Other revenue	—	56

Total revenue	5,118	2,397

Costs and expenses:
Research and development	13,338	6,146
General and administrative	5,654	2,920
Amortization of developed technology	699	686

Total costs and expenses	19,691	9,752

Loss from operations	(14,573)	(7,355)
Interest income	89	2

Net loss	$(14,484)	$(7,353)

Basic and diluted net income per common share	$(0.54)	$(0.35)

Weighted average shares used in basic and diluted per common share computations	26,826	20,774

Synageva BioPharma Corp.

Consolidated Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)
Cash, cash equivalents, and short-term investments	$308,942	$218,953
Working capital	309,115	212,028
Total assets	341,153	243,256
Accumulated deficit	(173,273)	(158,789)
Total stockholders’ equity	$330,504	$230,177